Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

(TO LEASE AN ADDITIONAL TEN ADJOINING ACRES PLUS 1.35 ADJOINING ACRES AND CONSTRUCT BUILDINGS)

This SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is dated this 24 day of August 2021 (the “Effective Date”), made and entered into on the dates as hereinafter set forth below, by and between THE DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY (the “Landlord”), with its principal office and place of business in 603 South Harris St. Sandersville, GA, 31082 Washington County, Georgia, as Party of the First Part, and LUNA SQUARES, LLC (the “Tenant”), a Georgia limited liability company, with its principal office and place of business at 2015 George Lyons Parkway, Sandersville, GA 31082, as Party of the Second Part (Landlord and Tenant individually, each a “Party,” and collectively, the “Parties”).

WHEREAS, Landlord and Tenant are the current Parties to that certain commercial Lease Agreement (the “Initial Lease”) dated August 12, 2020, with the term ending July 31, 2023 (whereby Tenant is leasing from Landlord approximately one (1) acre of real property located in Washington County, Georgia; the “Initial Parcel”), as amended by that certain First Amendment to Lease Agreement and Exercise of Option to Lease an Additional Four Adjoining Acres (the “First Amendment”), dated February 23, 2021, whereby the Tenant exercised its option pursuant to the Initial Lease to lease an additional four (4) acres of property upon the terms and conditions previously set forth in the Initial Lease (the “Expansion Parcels”; the Initial Parcel and the Expansion Parcels collectively referred to herein as, the “Original Parcels”) (the Initial Lease, as amended by the First Amendment, is collectively referred to as, the “Lease”); and

WHEREAS, Tenant desires to lease an additional ten (10) acres, together with an extra 1.35 acres, totaling 11.35 acre of property adjoining the Original Parcels (the “Buildings Parcels”, as more particularly depicted and described in Exhibit A attached hereto and incorporated herein by reference; the Buildings Parcels and the Original Parcels collectively referred to as, the “Premises”) for the purpose of constructing one or more Buildings thereon, including, but not limited to, (1) a Buildings to be used as a warehouse/repair facility, (2) a Buildings to be used as an office, (3) a Buildings to be used as a data center, and (4) a Buildings to be used as a storage facility (to the extent actually constructed by Tenant, collectively, the “Buildings”), which, upon completion of the construction of the Buildings, are to be used by the Tenant for use in Tenant’s cryptomining business and related data center operations (in accordance with Section 16 of the Lease), such construction to be performed by the Tenant, as hereinafter provided; and

WHEREAS, the Parties desire to amend the Lease to more particularly reflect the leasing of the Buildings Parcels and the construction of the Buildings thereon; and

WHEREAS, both Parties find that approval of this Second Amendment constitutes a proper exercise of their respective authority and find that this Second Amendment is in the public interest, and will create one (1) or more jobs, temporary or permanent, or throughout the operation of Tenant’s business upon completion of the construction of the Buildings.

NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease with this signed instrument by authorized representatives of both Parties, in accordance with Section 40 of the Lease, as follows:

1. Recitals; Defined Terms. The above-stated Recitals, and any defined terms set forth therein, are restated and incorporated into this Section 1 as though fully set forth herein.

2. Lease in Full Force and Effect. Landlord and Tenant acknowledge that the Lease is in full force and effect as amended herein, the Lease shall be construed together with and to include the provisions set forth herein, and the Lease has not been amended, modified, or supplemented except as set forth herein and no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no actual knowledge of the occurrence of any other default under or in connection with the Lease. Any terms used herein that are not defined herein shall have the same definitions as set forth in the Lease.

3. Lease of Building Parcels; Release of Substation Parcel.

(a) Effective as of the Effective Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Buildings Parcels, for the entire Lease Term, and subject to and in accordance with the terms of the Lease. As of the Effective Date: (a) the Buildings Parcels shall be subject to all of the terms and conditions of the Lease, as amended herein, for the entire Lease Term, subject to Section 7 below, and (b) all references in the Lease to the “Premises” shall be deemed to include the both the Original Parcels and the Buildings Parcels.

(b) Notwithstanding the foregoing or anything to the contrary set forth herein or in the Lease, in the event Tenant elects to build additional electrical infrastructure on the Premises, including, but not limited to, a substation (collectively, the “Electrical Infrastructure”), Tenant shall have the right to designate up to one (1) acre of any portion of the Building Parcels upon which to build the Electrical Infrastructure (the “Electrical Infrastructure Parcel”). Upon at least sixty (60) days prior written notice from Tenant (which written notice shall include a description of the Electrical Infrastructure Parcel), Tenant shall surrender to Landlord the Electrical Infrastructure Parcel in its then “as-is” condition. In recognition of the additional 1.35 acres noted on Exhibit A in red being included as part of the Building Parcels for no additional rent or charge, there shall be no adjustment in the rent for the Building Parcels upon the surrender and conveyance of the Electrical Infrastructure Parcel. Following the conveyance of the Electrical Infrastructure Parcel to the utility provider, Tenant and the utility provided will be responsible for construction and maintenance of the Electrical Infrastructure. Within thirty (30) days following conveyance of the Electrical Infrastructure Parcel, the Parties shall enter into an amendment to the Lease revising the definition of “Premises” to exclude the Electrical Infrastructure Parcel, with no change in the rent for the Building Parcels.

4. Construction of the Buildings. As provided in this Section 4 and elsewhere in this Second Amendment, the Lease shall be amended to provide for the construction of the Buildings on the Building Parcels, and the Tenant’s subsequent use thereof during the Lease Term. Tenant, at Tenant’s option in its sole discretion, shall have the right to construct one or more Buildings. In connection therewith, Tenant shall cause its contractors to complete the construction of the Buildings at Tenant’s own cost and expense, and Tenant shall incur all other installation and related costs including, but not limited to, planning, permitting, and design (“Tenant’s Work”). Upon completion of construction of a Building, Tenant shall submit to the Landlord a Certificate of Completion evidencing to the Landlord that such Building has been substantially completed and placed in service. The Tenant is not authorized to obligate the Landlord for any of the costs whatsoever for the Tenant’s Work. Upon the execution of this Second Amendment, the Tenant hereby assumes all the risks of and consents to the contracting, construction of the Buildings and the burden thereof, costs, and all obligations of Tenant hereunder, including, but not limited to, payments due by Tenant under the Lease and this Second Amendment. The Tenant’s Work shall be: (i) completed, and the construction of the Buildings, as part of the Tenant’s Work, shall be in compliance with applicable building and zoning codes, laws and ordinances, and (ii) in adherence to good engineering practices. Construction of a Building shall not commence until and unless the plans and specifications for the construction of such Building relating to and specifying the nature, shape, size, color, architectural design, materials and location of such Building on the Building Parcels have been first submitted to and approved in writing by the Landlord (i.e., the site plan and conceptual plan approvals, as further described below). The Landlord shall respond within a reasonable period of time upon the submission of such plans and specifications and the Landlord shall not arbitrarily or unreasonably withhold, condition or delay its approval of such plans and specifications. Without limiting the foregoing approval rights of the Landlord, certain additional conditions, covenants and requirements regarding such plans and specifications for the construction of the Buildings are set forth as follows:

(a) Certain Design Requirements. The Buildings shall be designed and constructed so that the enclosed operations and uses do not cause or produce any of the following effects, discernible at any property line or affecting any adjacent property (except during periods when breakdown of equipment occurs in such a manner as to make it evident that the effect was not reasonably preventable):

(i) Noise or sound that either:

(1) exceeds seventy (70) decibels for a period or periods aggregating more than three minutes in any one at a distance of not less than 100 feet away from the subject tract’s nearest property line for one (1) hour, or

(2) is objectionable due to intermittence, beat frequency or srillness;

(ii) smoke of a shade as dark or darker than that designed as No. 2 on the Ringlemann Chart, as published by the United States Bureau of Mines, for a period or periods aggregating more than five (5) minutes in any one (1) day;

(iii) obnoxious odors;

(iv) dust, dirt or fly ash;

(v) noxious, toxic or corrosive fumes or gases;

(vi) unusual fire or explosion hazard; or

(vii) excessive glare.

(b) Certain Site Plan Requirements. None of the Buildings shall have a square footage greater than 70,000 total sq. ft. No Building shall be located closer than seventy (70) feet to the rights-of-way of any dedicated public street, both paved and unpaved; nor shall any Building be located closer than fifty (50) feet to any side building site line, it being the intent that an open area of at least one hundred (100) feet shall exist between all adjacent but separately owned structures or buildings both at sides and rear; nor shall any Building be located closer than twenty (20) feet to any railroad rights-of way, either at the rear or side of such Building. The setback line is established as fifty (50) feet on sides and at rear of the Buildings.

(c) Certain Construction Requirements.

(i) The Buildings must be fire resistant and constructed of masonry, concrete or steel materials, coated aluminum or metal wall panels, or of other materials expressly approved in advance by the Landlord (such approval not to be unreasonably withheld, conditioned or delayed). In any event, the Buildings shall be constructed with the exterior finish of walls facing access streets, and all other primary entrance walls of, stone, brick, decorative concrete block, precast concrete, stucco, decorative wood siding veneer or other approved surface finish at least to a height of the first twelve (12) feet; except when such wall occurs on the expandable end of a Buildings when it may be factory finished metal wall panels. The exterior finish of the side and rear walls shall be coated metal wall panels, brick, concrete block, precast concrete, pre-stressed concrete, stucco, or decorative wood. When the side or rear walls are constructed of concrete blocks, unless the exterior finish is stucco, gunite, or their equal, the joints shall be tooled pointed and such exterior walls shall be rubbed down and covered sufficiently with standard water-proofing paint or other protective and matching coatings.

(ii) Exposed roof surfaces may be built-up or membrane type roofing, or of galvanized-aluminum sheet metal.

(iii) The front of any Building facing a street, shall be landscaped in accordance with landscaping plans, which must be presented to and approved by the Landlord (such approval not to be unreasonably withheld, conditioned or delayed).

(iv) All fencing shall be attractive in appearance and shall be of an all-metal, industrial type of galvanized or non-ferrous material. Painted metal or redwood members may be woven into the metal chain links to increase the screening properties of any fences installed for screening purposes. Fencing, regardless of type, must be properly maintained by Tenant at all times.

(v) All other types of construction at variance with the requirements of these conditions must have written approval of the Landlord.

5. Use of the Buildings and Tenant’s Rights. The Buildings, in accordance with the same purposes and uses permitted for the Premises by Section 16 of the Lease, shall be used solely for cryptocurrency mining and cryptomining operations and related warehousing, storage and repair space, office space, and data center usage, and for no other purpose whatsoever without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All other provisions relating to the Premises under Section 16 of the Lease shall also apply to the Buildings. The Landlord and Tenant acknowledge and agree that Tenant’s rights and interests in the Buildings during the Lease Term shall be a mere usufruct, and not an estate-for-years, and such rights and interests shall terminate and no longer exist upon the expiration of the Lease Term or the termination of the Lease.

6. Taxes, Permits and Licenses. The heading of Section 24 of the Lease shall be amended to read, “TAXES, PERMITS and LICENSES.” Furthermore, subsection (e) shall be added to Section 24 of the Lease, and shall read as follows:

(e) Tenant shall pay (i) all costs of operating its equipment and business, and (ii) Tenant shall bear all costs of obtaining, maintaining and renewing any permits (including governmental and professional and/or consulting fees associated with the construction and installation of the Buildings), licenses, or other authorizations required by law in connection with the operation of its business on the Premises and at the Buildings, the lack of which would have a material adverse effect upon the Tenant’s ability to meet the obligations of this Lease, and copies of all such permits, certificates, and licenses shall be provided to Landlord.

7. Rent for Buildings Parcels. It is understood and agreed between the Parties hereto that, for the Buildings Parcels, the per acre yearly rental rate will be TWENTY-THOUSAND AND 00/100 DOLLARS ($20,000.00) to be paid on a quarterly basis of FIVE-THOUSAND AND 00/100 ($5,000.00) per acre per quarter (the “Buildings Rent”) upon the same terms and conditions applicable to “Rent,” as defined in the Lease. The Parties agree that the quarterly rental payment for the Buildings Rent will be pro-rata if the signing date of this Second Amendment does not correspond with the quarterly payment schedule as provided for in the Lease. All other rents, escalators, rates, and requirements as set forth in the Lease as previously stated shall continue unabated and effected by the additional Buildings Rent requirements, provided however, that, any default in any Rent obligation, whether under the Lease as it existed prior to this Second Amendment, or together with the Buildings Rent required hereunder, shall be an event cross-default for any other rent required under the Lease.

8. Extension Options. Section 21 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

21. EXTENSION OPTIONS. (a) Landlord hereby grants to Tenant eight (8) consecutive options to renew the Lease (each, an “Extension Option”) for a period of three (3) years each (any such option period, a “Renewal Term”). The Lease Term shall be deemed to be automatically extended to the next Renewal Term unless the Tenant gives Landlord written notice not later than ninety (90) days prior to the end of the then current Lease Term that it elects not to extend the Lease Term; provided, however, that Landlord shall have the right to negate such automatic exercise of an Extension Option in the event that Tenant is in default of the Lease beyond any applicable notice and cure periods, at either the time of giving such notice or at the time of commencement of the applicable Renewal Term, by delivering written notice to Tenant of such negation on or prior to the date of commencement of the applicable Renewal Term. The term “Lease Term” means the Lease Term as defined by the Lease (which, for purposes of clarity, begins August 1, 2020 and ends July 31, 2023) and, if one or more of the Extension Options are exercised, shall include the related Renewal Term(s). Subject to all provisions of this Section, the first of the eight (8) Renewal Terms will begin on August 1, 2023. Tenant’s leasehold estate during a Renewal Term shall be subject to all terms and provisions of the Lease. Any rental payments due from Tenant to Landlord during any Renewal Term shall be the same amounts in effect at the end of the then expiring initial Lease Term or Renewal Term, increased by four percent (4%) per annum. For clarity, Rent, including the Buildings Rent and rental payments for the Expansion Parcels, shall increase, on a cumulative basis, by four percent (4%) upon each commencement date of each Renewal Term.

(b) The foregoing notwithstanding, it is agreed that if, during the Lease Term, and while Tenant is not in default under the Lease, and after all Extension Options hereunder have been exercised, the Tenant desires to extend the Lease Term for an additional period beyond the end of the Lease Term after the exhaustion of all such Extension Options, the Parties agree to negotiate in good faith to reach an agreement as to the terms and conditions of said extension, at a rental price equal to: (i) then-prevailing market rates, as determined by an appraisal obtained by the Landlord from a professional appraiser of its choosing, or (ii) the cumulative rental price due under the Lease as of the last year of the Lease Term, whichever is greater. The Tenant shall have the privilege of notifying Landlord in writing of its intention to so extend the Lease, providing that such notice must be given not less than ninety (90) days, prior to the expiration of the existing Lease Term, and upon such notice being given, provided Tenant is not then in default hereunder, Landlord and Tenant agree to negotiate in good faith to reach an extension agreement.

9. Amendment to Lease Regarding Landlord’s and Tenant’s Property. Section 13 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

13. Landlord’s and Tenant’s Property.

13.1 Landlord’s Property. Subject to Section 13.2 below, the Buildings and all fixtures, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Lease Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall be deemed the property of Landlord, without compensation or credit to Tenant; and shall not be removed by Tenant at the expiration of the Lease Term and all renewals or extensions. Further, any personal property in the Premises, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels, lighting or lighting fixtures, wall or window coverings (unless such coverings are installed by Tenant), carpets or other flooring coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar Buildings operating equipment and decorations.

13.2 Tenant’s Property. Notwithstanding any provision in Section 13.1, all Equipment (as defined in this Lease), that is installed in the Premises by, or for the account of, Tenant without expense to Landlord, including trade fixtures peculiar to the business conducted upon the Premises by the Tenant, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time, in its sole discretion and at its own expense, provided that the Tenant repairs any damage to the Premises caused by such removal so as to restore the Premises to as closely as practicable to the condition the Premises was in prior to the installation or location of such Tenant’s Property. The Tenant may create any mortgage, encumbrance, lien or charge on any such trade fixtures, machinery, equipment, furnishings, and other personal property that is owned by the Tenant or others and that is not a part of the leased Premises that is owned by the Landlord. At or before the expiration of the Lease Term and all renewals or extensions, at Tenant’s expense, Tenant shall remove from the Premises all of Tenant’s Property and any Alterations (except such items thereof as are expressly permitted under Section 22 of the Lease and as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of Tenant’s Property. In the event Tenant desires to leave any of such Tenant’s Property on the premises upon the termination of this Lease, Tenant shall first obtain Landlord’s written permission to leave such Tenant’s Property. Any items of Tenant’s Property that shall remain in the Premises after the date of expiration of the Lease Term and all renewals or extensions, or following an earlier or later termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense.

10. Additional Conditions and Covenants. The following shall be added as Section 43 of the Lease:

43. Additional Conditions and Covenants: The following conditions shall apply to all improvements or alterations to the Premises, including, the Buildings:

(a) Prior to any construction within or on the Premises, all contractors and subcontractors to perform work shall be approved by the Landlord, such approval of which shall not be unreasonably withheld, conditioned or delayed, and all contractors and subcontractors will be required to provide evidence of builder’s risk and commercial general liability insurance reasonably satisfactory to Landlord in customary amounts;

(b) Tenant shall provide to Landlord an estimate of costs necessary to complete Tenant’s Work and shall provide future cost estimates on any other alterations or improvements to the Premises upon Landlord’s request;

(c) Tenant shall pay all financial obligations associated with costs necessary to complete the Tenant’s Work;

(d) Any work associated with any construction or installation shall be conducted in a safe, orderly and proper manner, so as not to unreasonably annoy, disturb, endanger or be offensive to others on or around the Premises;

(e) Tenant shall not do or permit to be done anything which may adversely interfere with the effectiveness or accessibility of the utility and other systems including drainage and sewage system, fire protection system, sprinkler system, alarm system, fire hydrants and hoses, if any, installed or located on the Premises or at the Buildings;

(f) Tenant shall not do or permit to be done any act or thing upon the Premises or at the Buildings, (i) which will invalidate or conflict with any fire insurance policies covering the Premises, the Buildings or any part thereof; or (ii) which may constitute an extra-hazardous condition so as to increase the risks normally attendant upon the operations permitted by this Lease;

(g) Tenant shall not keep or store flammable substances within any covered and enclosed portion of the Premises or the Buildings in excess amounts generally kept by similar businesses;

(h) Tenant fully understands and expressly acknowledges that any security measures deemed necessary or desirable for protection of the Premises and the Buildings shall be the sole responsibility of Tenant and shall involve no cost to Landlord;

(i) Tenant shall maintain the Premises and the Buildings at all times in a safe and neat condition and shall not permit the accumulation of any trash or debris on the Premises or at the Buildings and shall provide proper containers for disposal of trash and debris; and

(j) Tenant shall provide and maintain, at its expense, such fire extinguishers in locations in or on the Premises and the Buildings as required by the local, state, and federal law.

11. Right of First Offer and Right of First Refusal Terms. The following shall be added as Section 44 of the Lease:

44. Right of First Offer and Right of First Refusal Terms. During the Term of the Lease, the following shall apply:

(a) Right of First Offer or ROFO. Landlord will send to Tenant (i) the terms on which Landlord intends to offer all or any portion of the Premises (the “Offered Property”) for sale; and (ii) a copy of any written offer from a bona fide, unrelated party to buy the Offered Property (in either case, Landlord’s notice will be a “ROFO Notice”). Tenant will have thirty (30) days after receipt of the ROFO Notice (the “ROFO Exercise Period”) to accept or reject such offer in writing; with Tenant’s failure to respond being deemed its rejection of such offer. If accepted, Tenant will tender a draft Purchase Agreement for Seller’s review within thirty (30) days following such acceptance, and the parties will work in good faith to execute such Purchase Agreement within thirty (30) days thereafter. If rejected, Landlord can list the Offered Property for sale or accept the unsolicited offer on the terms in the ROFO Notice. If either (1) Landlord wants to sell the Offered Property for 95% of the price in the ROFO Notice (or less) or on materially different terms than those in the ROFO Notice, or (2) the sale of the Offered Property fails to close within 180 days of the end of the ROFO Exercise Period, then Landlord must deliver another ROFO Notice to Tenant setting forth the proposed changes, and the terms of this Section 43(a) will apply again.

(b) Right of First Refusal or ROFR. For the sake of clarity, even if Tenant does not exercise its Right of First Offer and Landlord lists the Offered Property for sale, prior to accepting an offer to purchase the Offered Property, Landlord must send to Tenant a copy of any such written offer (a “ROFR Notice”). Tenant will have thirty (30) days from receipt of the ROFR Notice (the “ROFR Exercise Period”) to accept or reject such offer in writing; with Tenant’s failure to respond being deemed its rejection of such offer. If accepted, Tenant will tender a draft Purchase Agreement for Seller’s review within thirty (30) days following such acceptance, and the parties will work in good faith to execute such Purchase Agreement within thirty (30) days thereafter. If rejected, Landlord may proceed with the sale of the Offered Property as contemplated in the ROFR Notice. If either (1) Landlord subsequently wants to sell the Offered Property for 95% of the price in the ROFR Notice (or less) or on materially different terms than those in the ROFR Notice, or (2) the sale of the Offered Property fails to close within 180 days of the end of the ROFR Exercise Period, then Landlord must deliver another ROFR Notice to Tenant setting forth the proposed changes, and the terms of this Section 43(b) will apply again.

(c) Tenant Rights to Purchase Binding Upon Successors and Assigns. Tenant’s ROFO and ROFR rights will continue throughout the Lease Term (including any Renewal Terms) and will be binding upon Landlord and its successors and assigns.

12. Purchase Option Terms. The following shall be added as Section 45 of the Lease:

45. Purchase Option Terms. At the end of the Lease Term, and after all Extension Options hereunder have been exercised (the “Final Expiration Date”), and not before, the following shall apply:

(a) Tenant shall have a one-time option to purchase the Premises at Fair Market Value (as defined herein) as of the Final Expiration Date for a purchaser price as determined in accordance with the below procedures (the “Option Price”). Tenant will exercise its purchase option by giving notice to Landlord within 180 days of the Final Expiration Date, which notice will include Tenant’s reasonable determination of the Fair Market Value of the Premises as of the date notice is given (the “Notice Price”).

(b) Within five (5) business days after receipt of Tenant’s notice, Landlord will notify Tenant if Landlord disagrees with Tenant’s Notice Price, in which case the determination of the Option Price shall be determined via the Appraisal Process (as defined below).

(c) Upon receipt of Tenant’s notice and determination of the Option Price (whether by the Appraisal Process or otherwise), Landlord and Tenant will negotiate in good faith the terms and conditions of a purchase and sale agreement (the “PSA”), the initial draft of which will be prepared by Tenant within ten (10) days following such determination of the Option Price. Landlord and Tenant will work in good faith to have the PSA fully-executed within thirty (30) days after Landlord’s receipt of Tenant’s initial draft of the PSA. Closing will occur on or before the Final Expiration Date.

(d) As used herein, “Fair Market Value” means the prevailing market value for the sale/purchase of the Premises taking into account all relevant factors, but without taking into account the existence of the Lease or any Rent, any improvements, equipment or fixtures installed by Tenant or paid for by Tenant, or any increased electric service or capacity to the Premises obtained by or for Tenant.

(e) As used herein, “Appraisal Process” shall mean the following: (i) Within fifteen (15) days following notice from Landlord to Tenant that Landlord disagrees with Tenant’s Notice Price, Landlord and Tenant will each select a Georgia registered real estate appraiser, who must have least ten (10) years of experience in the valuation of properties which are similar in character to the Premises in the Washington County, Georgia market (each an “Appraiser”); (ii) the two Appraisers selected by Landlord and Tenant (the “Parties’ Appraisers”) will within fifteen (15) days identify and select a third appraiser mutually agreeable to both of the Parties’ Appraisers, and the Parties shall have no right to object or disqualify the third Appraiser as so selected by the Parties’ Appraisers; (iii) within sixty (60) days thereafter, all three Appraisers shall work together utilizing their collective experience along with usual and customary methods to determine the Fair Market Value of the Premises; (iv) the Appraisers will have no decision-making authority other than to determine the Fair Market Value of the Premises; and (v) either (A) the Fair Market Value as unanimously agreed by the Appraisers shall become the Option Price, or (B) in the event the Appraisers cannot unanimously agree, the determination and agreement of any two of the Appraisers as to the Fair Market Value of the Premises shall control and become the Option Price. For clarity, whether unanimous or as determined by agreement by any two of the Appraisers, the decision of the Appraisers as to the Fair Market Value shall be final and conclusive, and shall become the Option Price. Each Party will bear the costs and fees of their legal counsel and respectively selected Appraiser; the Parties will equally pay the costs and fees of the third Appraiser.

13. Provisions Applicable to the Premises Apply to the Buildings. All references to and provisions relating to the Premises in the Lease in favor of the Landlord or which provide protections to the Landlord and/or the Premises shall also apply to the Buildings, in Landlord’s discretion.

14. All Other Lease Terms in Full Force and Effect. Except as modified by this Second Amendment, all of the terms, provisions, conditions, and covenants of the Lease shall be and remain in full force and effect, including but not limited to, all provisions relating to the property being leased “As Is”.

15. Approval and Authority to Sign. Each Party acknowledges that this Second Amendment was duly approved by each Party and each Party acknowledges that the individual or individuals signing this Second Amendment are duly authorized to so sign. Tenant is a limited liability company organized, existing and in good standing in the State of Georgia and with the Georgia Secretary of State.

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IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and affixed their seals, effective as of the date set forth above.

DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

	By:	/s/ Michael A. Sheppard
Michael A. Sheppard, Chairman

	Attest:		(SEAL)
Secretary

Party of the First Part and “LANDLORD”
Signed, sealed and delivered this 24th day of August 2021, in the presence of:

Witness

/s/ Holley Davis
Notary Public

LUNA SQUARES, LLC

	By:	/s/ Liam Wilson
Authorized Member: Liam Wilson

Party of the Second Part and “TENANT”
Signed, sealed and delivered this 24th day of August 2021, in the presence of:

Witness

/s/ Holley Davis
Notary Public

EXHIBIT A

Buildings Parcels